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                                                               EXHIBIT 10(b)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement of the National Variable Annuity Account II, a Separate Account of National Life Insurance Company, on Form N-4 of our report dated February 28, 2001 relating to the consolidated financial statements of National Life Insurance Company and our report dated March 28, 2001 relating to the financial statements of the National Variable Annuity Account II, all of which appear in the Statement of Additional Information constituting part of the Post-Effective Amendment No. 7 to the Registration Statement of the National Variable Annuity Account II, a Separate Account of National Life Insurance Company. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


PricewaterhouseCoopers LLP
Boston, Massachusetts
August 17, 2001